UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549




                                    FORM 8-K/A


                                  CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




                              September 10, 1997
          Date of Report (Date of earliest event reported)



                         AMERICAN DISPOSAL SERVICES, INC.
          (Exact name of registrant as specified in its charter)




          Delaware            0-28652             13-3858494
(State or other jurisdiction  Commission File Number        I.R.S. Employer
    of incorporation or                                Identification
       organization)                                       Number)




            745 McClintock Drive, Suite 230, Burr Ridge, Illinois 60521
                      (Address of Principal Executive Offices)



                         (708) 655-1105
          (Registrant's telephone number, including area code)



                         Not Applicable
     (Former name or former address, if changed since last report.)






Item 2. Acquisition

     On September 10, 1997, America Disposal Services, Inc. (the "Company") acquired all of the outstanding shares of capital stock of Illinois Bulk Handlers, Inc. ("Bulk Handlers"), Shred-All Recycling Systems, Inc. ("Shred-All"), Fred B. Barbara Trucking Co., Inc. ("Trucking") and Environtech, Inc. ("Environtech", collectively with Bulk Handlers, Shred-All and Trucking, the "Barbara Companies") from Fred Barbara and certain related persons (the "Acquisition"). The Barbara Companies provide hauling, transfer, recycling and disposal services in the greater Chicago metropolitan area and include a collection company (with a fleet of 150 vehicles), a transfer station and recycling facility (capable of processing traditional recyclables, as well as tires, cement, wood pallets, aluminum scrap and other bulk materials), and a landfill consisting of approximately 326 acres (of which approximately 78 acres are permitted), having approximately 23 years of remaining site life at current average volumes.

     The Company acquired the outstanding shares of the Barbara Companies in exchange for a total initial payment of $58,500,000, of which $43,875,000 was paid in cash and the balance by delivery of 539,917 shares of the Company's common stock, par value $.01 per share (the "Common Stock"). The Company funded the cash portion of the initial purchase price with proceeds from the Company's credit facility. The purchase price is subject to increase (up to an aggregate of approximately $50,000,000) in the event that certain performance criteria are achieved. In general, any such purchase price increase is payable 75% in cash and 25% by delivery of shares of the Company's Common Stock.

     In connection with the Acquisition, Mr. Barbara entered into a five-year employment agreement with the Company (subject to renewal for up to an additional four years at the option of Mr. Barbara) to serve as an executive officer of the Barbara Companies. In addition, Mr. Barbara entered into a non-competition agreement with the Company (having a term extending two years beyond the termination of Mr. Barbara's employment agreement with the Company), as well as an agreement to lease to the Company a combination office, garage and storage facility.







Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (a) Financial Statements of Business Acquired. Incorporated by reference to Registrant's Registration Statement on Form S-3 No. 333-28491.

     (b) Pro Forma Financial Information. Incorporated by reference to Registrant's Registration Statement on Form S-3 No. 333-28491.

     (c)  Exhibits:  None.










                                     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              AMERICAN DISPOSAL SERVICES, INC.



Date:  As of September 23, 1997

                              By:/s/Richard De Young
                                    Richard De Young
                                    President and Chief Executive
                                     Officer